EXHIBIT 23.2

November 1, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Competitive Companies, Inc. 2006 Non-Qualified Attorney’s and Accountant’s Stock Compensation Plan, of our report dated September 12, 2006, with respect to our audit of the financial statements of Competitive Companies, Inc. included in its Annual Report of Form 10-KSB as of December 31, 2005 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Lawrence Scharfman

Lawrence Scharfman & Co. CPA P.C.

Boynton Beach, FL